Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286204

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated July 6, 2026

PROSPECTUS SUPPLEMENT

(To prospectus dated March 28, 2025)

C$

Welltower OP LLC

C$     % Notes due 20

C$     % Notes due 20

Fully and unconditionally guaranteed by Welltower Inc.

Welltower OP LLC (the “issuer” or “Welltower OP”) is offering and selling C$    aggregate principal amount of its  % notes due 20  (the “20  notes”) and C$    aggregate principal amount of its  % notes due 20  (the “20  notes” and, together with the 20  notes, the “notes”). The issuer is a subsidiary of Welltower Inc. (the “guarantor” or “Welltower”). The guarantor will fully and unconditionally guarantee the notes on a senior unsecured basis.

The issuer will pay interest on the 20  notes on      and     of each year, commencing     , 2027. The 20  notes will mature on     , 20 . The issuer will pay interest on the 20  notes on      and     of each year, commencing    , 2027. The 20  notes will mature on    , 20 .

The issuer may redeem either series of notes at its option, at any time in whole or from time to time in part, at the redemption price described in “Description of the Notes—Optional Redemption.” The issuer may redeem either series of notes in whole, but not in part, at any time at its option in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) that would require it to pay additional amounts as described under “Description of the Notes—Redemption for Tax Reasons.” This redemption would be at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on the notes to, but not including, the redemption date.

The notes will be the issuer’s unsecured obligations and will rank equally with all of its other unsecured senior indebtedness from time to time outstanding. The notes will be effectively subordinated to all liabilities of the issuer’s subsidiaries and to its secured indebtedness to the extent of the assets securing such indebtedness.

The notes will not be listed on any national securities exchange or quoted on any automated dealer quotation system.

Investing in the notes involves risk. Before making a decision to invest in any notes, you should carefully consider each of the factors described or referred to under “Risk Factors” on page S-6 of this prospectus supplement.

	Public offering price(1)		Underwriting discount		Proceeds before expenses, to us
Per 20 note		%		%		%
20 notes total	C$		C$		C$
Per 20 note		%		%		%
20 notes total	C$		C$		C$
Total	C$		C$		C$

(1)	The public offering prices set forth above do not include accrued interest, if any. Interest on notes will accrue from , 2026.

Neither the Securities and Exchange Commission (the “SEC”), any state or other securities commission, nor any other securities regulatory authority in any jurisdiction has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in registered book-entry form and deposited in global form through the facilities of CDS Clearing and Depository Services Inc. (“CDS”) for the accounts of its participants. Investors may hold their notes outside Canada through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System (the “Euroclear Operator”), on or about     , 2026, against payment therefor in immediately available funds. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+  , to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors. See “Underwriting (Conflicts of Interest).”

Joint Book-Running Managers

RBC Capital Markets	Scotiabank	TD Securities	BMO Capital Markets

The date of this prospectus supplement is July  , 2026.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus.” We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such “free writing prospectus” or any document incorporated therein by reference is accurate as of any date other than the respective date of such document or such other dates as specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

The notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any “free writing prospectus” and the offering of the notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement, the accompanying prospectus and any “free writing prospectus” should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement, the accompanying prospectus and any related “free writing prospectus” have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, none of this prospectus supplement, the accompanying prospectus or any related “free writing prospectus” is a prospectus for the purposes of the Prospectus Regulation.

In the EEA, this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” are only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in the section below titled “Prohibition of Sales to EEA Retail Investors”) and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” relates will be available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” or any other documents and/or materials relating to the issue of the notes offered hereby or any of their respective contents.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering, selling or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any related “free writing prospectus” have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exception from the prohibition on public offers of relevant securities in the Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”) in circumstances not requiring a prospectus pursuant to the United Kingdom Financial Conduct Authority’s Prospectus Rules: Admission to Trading on a Regulated Market Sourcebook (the “PRM Sourcebook”). For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, none of this prospectus supplement, the accompanying prospectus or any related “free writing prospectus” is a prospectus for the purposes of the UK POATRs or the PRM Sourcebook.

The communication of this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” and any other documents and/or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” and such other documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

In the United Kingdom, this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” and such other documents and/or materials are for distribution only to, and are directed only at, non-retail investors (being persons who are not retail investors as defined in the section below tilted “Prohibition of Sales to United Kingdom Retail Investors”) who are also: (i) persons having professional experience in matters relating to investments and who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts described in Article 49(2)(a) to (c) of the Financial Promotion Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale or any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” and such other documents and/or materials relate is available only to, and will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” or any other documents and/or materials relating to the issue of the notes offered hereby or any of their respective contents.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, the expression “retail investor” means a person who is one (or both) of the following: (i) not a “professional client,” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”) (“UK MiFIR”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the UK POATRs. Consequently, no disclosure document required by the United Kingdom Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or

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otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC Sourcebook and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Before making a decision to invest in any notes, you should carefully read this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

Unless we have specifically indicated otherwise, references in this prospectus supplement to “Welltower” or the “guarantor” are to Welltower Inc. and references to “Welltower OP” or the “issuer” are to Welltower OP LLC. References to “we,” “us,” “our,” the “Company” or similar terms are collectively to Welltower, Welltower OP and those entities/subsidiaries owned or controlled by Welltower and/or Welltower OP, except in the context of the issuer of the notes, which refers to Welltower OP LLC only and in the context of the guarantor of the notes, which refers to Welltower Inc. only

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States, to “C$” and “CAD” are to the lawful currency of Canada. No representation is made that any CAD amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States and is presented in U.S. dollars.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This information is not complete and does not contain all of the information you should consider before making a decision to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and “Forward-Looking Statements” contained in this prospectus supplement and “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” contained in the accompanying prospectus and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

About Our Company

Welltower Inc. (NYSE: WELL), a real estate investment trust (“REIT”) and S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio predominantly consists of 2,500+ seniors and wellness housing communities that are positioned at the intersection of housing, healthcare and hospitality, creating vibrant communities for mature renters and older adults.

Our primary objectives are to protect stockholder capital and enhance stockholder value. We seek to pay consistent cash dividends to stockholders and create opportunities to increase dividend payments to stockholders through annual increases in net operating income and portfolio growth. To meet these objectives, we invest across the full spectrum of seniors housing and healthcare real estate and diversify our investment portfolio by property type, relationship and geographic location.

Welltower is the initial member and majority owner of Welltower OP, with an approximate ownership interest of 98.159% as of March 31, 2026. All of our property ownership, development and related business operations are conducted through Welltower OP and Welltower has no material assets or liabilities other than its investment in Welltower OP. Welltower issues equity from time to time, the net proceeds of which it is obligated to contribute as additional capital to Welltower OP. All debt, including credit facilities, senior notes and secured debt, is incurred by Welltower OP and its subsidiaries, and Welltower has fully and unconditionally guaranteed all existing senior unsecured notes and will fully and unconditionally guarantee the notes offered hereby.

More information is available on the Internet at www.welltower.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and our web address is included as an inactive textual reference only.

Other Information

The Securities and Exchange Commission (“SEC”) maintains a website at www.sec.gov that contains Welltower’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, and all amendments thereto.

The Offering

Issuer	Welltower OP LLC, a Delaware limited liability company

Guarantor	Welltower Inc., a Delaware corporation

Securities Offered	C$ aggregate principal amount of % notes due 20

C$ aggregate principal amount of % notes due 20

Maturity	The 20 notes will mature on , 20 , subject to “Optional Redemption” below.

The 20 notes will mature on , 20 , subject to “Optional Redemption” below.

Interest Rates and Interest Payment Dates	The 20 notes will pay interest semiannually in arrears on and , commencing , 2027, at a rate of % per year.

The 20 notes will pay interest semiannually in arrears on and , commencing , 2027, at a rate of % per year.

Currency of Payments	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in CAD. If on or after the date of this prospectus supplement CAD are unavailable to the issuer due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to the issuer, and the amount payable on any date in CAD will be converted into U.S. dollars as described under “Description of the Notes—Issuance in CAD; Payment on the Notes.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture.

Ranking	The notes will be the issuer’s senior unsecured obligations and will rank equally with all of its other unsecured senior indebtedness from time to time outstanding. The notes will be effectively subordinated to all liabilities of the issuer’s subsidiaries and to its secured indebtedness to the extent of the assets securing such indebtedness. See “Description of the Notes.”

Guarantee	Welltower Inc. will fully and unconditionally guarantee the notes on a senior unsecured basis. See “Description of the Notes—General.”

Optional Redemption

Prior to the 20  Par Call Date (as defined in “Description of the Notes—Optional Redemption”), the issuer may redeem the 20  notes (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of

(1) 100% of the principal amount of the 20  notes to be redeemed and (2) the Canada Yield Price (as defined below), plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the 20  Par Call Date, the issuer may redeem the 20  notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20  notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to the 20 Par Call Date (as defined in “Description of the Notes—Optional Redemption”), the issuer may redeem the 20 notes (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (1) 100% of the principal amount of the 20 notes to be redeemed and (2) the Canada Yield Price, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the 20 Par Call Date, the issuer may redeem the 20 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the notes as are necessary in order that the net payment by us of the principal of, and premium, if any, and interest on, the notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, duty, assessment or governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons	We may redeem all, but not less than all, of the notes of either series in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) which would obligate us to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on the notes to, but not including, the redemption date. See “Description of the Notes—Redemption for Tax Reasons.”

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, including repayment of debt and funding of our pipeline of investment opportunities in healthcare and seniors housing properties. Pending such use, the net proceeds may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States. See “Use of Proceeds.”

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our credit facilities and may otherwise extend credit to us. Accordingly, those affiliates will receive a portion of the net proceeds from this offering to the extent such net proceeds are used to repay such indebtedness. In the event that greater than 5% of the net proceeds from this offering are paid to any individual underwriter or its affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Certain Covenants	The notes and the Supplemental Indenture (as defined in “Description of the Notes—General”) under which they will be issued, respectively, contain various covenants, including the following as described in “Description of the Notes—Certain Covenants”:

•

A covenant not to pledge or otherwise subject to any Lien (as defined in “Description of the Notes—Certain Covenants”) any of the issuer’s property or assets or those of its subsidiaries unless the notes are secured equally and ratably with all other obligations so secured. This covenant does not apply to Liens securing obligations that do not in the aggregate at any one time outstanding exceed 40% of the sum of (1) the Total Assets (as defined in “Description of the Notes—Certain Covenants”) of the issuer and its consolidated subsidiaries prior to the incurrence of such additional Liens, and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness (as defined in “Description of the Notes—Certain Covenants”)), by the issuer or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens. In addition, this covenant does not apply to certain of the issuer’s other obligations as more fully explained in “Description of the Notes—Certain Covenants.”

•

A covenant that the issuer will not create, assume, incur, or otherwise become liable for any Indebtedness if the aggregate outstanding principal amount of Indebtedness of the issuer and its consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (1) the Total Assets of the issuer and its consolidated subsidiaries prior to the incurrence of such additional Indebtedness and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the issuer or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

•

A covenant that the issuer will have or maintain, on a consolidated basis, as of the last day of each of the issuer’s fiscal quarters, Interest Coverage (as defined in “Description of the Notes—Certain Covenants”) of not less than 150%.

•

A covenant that the issuer will maintain, at all times, Total Unencumbered Assets (as defined in “Description of the Notes—Certain Covenants”) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined in “Description of the Notes—Certain Covenants”) of the issuer and its subsidiaries on a consolidated basis.

Sinking Fund	The notes are not entitled to any sinking fund payments.

Governing Law	New York

Denominations	The notes will be issued in minimum denominations of C$2,000 and multiples of C$1,000 in excess thereof.

Book-Entry	The notes will be issued in the form of one or more fully registered global notes and will be deposited with CDS and registered in the name of CDS & Co., as nominee of CDS. Investors may hold their notes outside Canada through Clearstream and Euroclear. Except as described under “Description of the Notes—Form, Denomination and Book-Entry,” owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form, and will not be considered to be holders of notes under the indenture. See “Description of Debt Securities—Denominations, Interest, Registration and Transfer” in the accompanying prospectus.

No Listing	The notes will not be listed on any securities exchange or any automated dealer quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent, Registrar and Transfer Agent	Computershare Advantage Trust of Canada

CUSIP	20 notes:

20 notes:

ISIN	20 notes:

20 notes:

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risk factors described below, together with all of the other information included in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in Welltower’s Annual Report on Form 10-K for the year ended December 31, 2025, as such discussion may be amended or updated in other reports filed by Welltower with the SEC, before making a decision to invest in the notes.

Risks Arising from the Notes

The notes will be effectively subordinated to our secured indebtedness and subordinated to all liabilities of our subsidiaries from time to time outstanding.

The notes and the guarantee are obligations only of the issuer and the guarantor, respectively, and will be effectively subordinated to all liabilities of the issuer’s and the guarantor’s subsidiaries (other than the issuer) and to secured indebtedness of the issuer, the guarantor and their subsidiaries to the extent of the assets securing such indebtedness. See “Description of the Notes.”

Our business operations may not generate the cash needed to service our indebtedness.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will enable us to meet our obligations with respect to our indebtedness, including the notes the issuer is offering pursuant to this prospectus supplement. Furthermore, Welltower has no material assets other than its investment in the issuer. Our total consolidated debt as of March 31, 2026 was approximately $20.0 billion.

The guarantee provided by Welltower Inc. is subject to certain defenses that may limit your right to receive payment on the notes.

Although the guarantee provides the holders of the notes with a direct claim against Welltower’s assets, enforcement of the guarantee against Welltower would be subject to certain “suretyship” defenses available to guarantors generally. Enforcement could also be subject to other defenses available to Welltower in certain circumstances. To the extent that the guarantee is not enforceable, you would not be able to assert a claim successfully against Welltower.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by Welltower or could subordinate the guarantee to all other debts of Welltower if, among other things, Welltower, at the time it incurred or entered into its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	Welltower was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	Welltower was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	Welltower intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the law applied in a proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void Welltower’s guarantee of the notes, without regard to the above factors, if it found that Welltower entered into its guarantee with actual or deemed intent to hinder, delay or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by Welltower for its guarantee of the notes. If a court voided Welltower’s guarantee, holders of the notes would no longer have a claim against Welltower under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from Welltower under its guarantee to Welltower or to a fund for the benefit of creditors of Welltower.

If a court were to void Welltower’s guarantee, require the return of monies paid by Welltower under its guarantee or subordinate the guarantee to other obligations of Welltower, we could not assure you that funds to pay the notes would be available from the issuer or from any other source.

You may not be able to resell the notes because there may not be an active trading market for the notes.

Each series of the notes is a new issue of securities for which no established trading market exists. We do not intend to apply for listing of any of the notes on any securities exchange or for quotation on any automated dealer quotation system. A market for the notes may not develop or, if one does, it may not necessarily be maintained. If an active trading market does not develop for the notes or is not maintained, holders may not be able to resell the notes at all or at prices acceptable to them. The liquidity of any trading market for, and future trading prices of, the notes will depend on many factors, including, among other things, the number of holders of the notes, the issuer’s operating results, financial performance and prospects, prevailing interest rates, changes in the issuer’s credit rating or outlook, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Therefore, no assurance can be given as to the liquidity of any trading market for the notes.

We may be able to issue substantially more debt, a portion of which could be additional secured debt.

The Indenture (as defined in “Description of the Notes—General”) does not limit the amount of indebtedness that the issuer or the guarantor may issue and the issuer routinely incurs additional indebtedness (both secured and unsecured) for various purposes, including in order to finance existing and new properties. However, the additional covenant provisions of the Supplemental Indenture, including the limitation on liens provision and the limitation on indebtedness provision, limit the amount of secured and total debt that the issuer may incur, as more fully explained in “Description of the Notes—Certain Covenants.” Notwithstanding the foregoing covenants, the issuer and the guarantor will be able to incur a substantial amount of additional total debt and secured debt in the future.

An adverse rating action in respect of the notes may cause their trading price to decline significantly.

A rating agency rating the notes may assign a rating that is lower than the ratings assigned to the issuer’s other debt. Rating agencies also may lower ratings or take other adverse actions on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

You may be subject to reinvestment risk if we redeem the notes prior to maturity.

We may redeem the notes prior to maturity in accordance with the redemption provisions described in this prospectus supplement. If we redeem the notes when prevailing interest rates are lower than the interest rate on the notes, you may not be able to reinvest the redemption proceeds in a comparable security with an effective yield that is equal to or greater than the yield on the notes. As a result, an optional redemption may reduce your overall return on the notes.

Although the notes are redeemable prior to the applicable par call date only at the applicable make-whole redemption price, the make-whole amount is determined by reference to prevailing market interest rates at the time of redemption and is not intended to protect holders against reinvestment risk. In addition, during the applicable par call period, we may redeem the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If we exercise our redemption right in a declining interest rate environment, you may not be able to reinvest the redemption proceeds in a comparable investment with a similar rate of return.

Holders of the notes will receive payments in CAD.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in CAD, subject to certain limited exceptions. We, the underwriters, the trustee, and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price, or any additional amount in CAD made with respect to the notes into U.S. dollars or any other currency.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to CAD.

The initial investors in the notes will be required to pay for the notes in CAD. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining CAD or in converting other currencies into CAD to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between CAD and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to CAD or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of the governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between CAD and the investor’s home currency.

The exchange rates of an investor’s home currency for CAD and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of CAD against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note, and generally in the investor’s home currency equivalent market value of that note. Appreciation of CAD in relation to the investor’s home currency would have the opposite effects.

Canada may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of CAD at the time of payment of principal of, interest on or any redemption or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain CAD and market perceptions concerning the instability of CAD could materially adversely affect the value of the notes.

If CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis described under “Description of the Notes—Issuance in CAD; Payment on the Notes.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by and construed in accordance with, the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in CAD. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of CAD into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of C$2,000 and multiples of C$1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of C$1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The notes will initially be held in book-entry form and therefore investors must rely on the procedures of CDS to exercise any rights and remedies.

The notes will initially only be issued as fully-registered, book-entry global securities, which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of its nominee, which is currently CDS & Co. Interests in the global securities will trade in book-entry form only. Unless and until the notes in definitive registered form are issued in exchange for book-entry interests, owners of book-entry interests will not be considered owners or holders of the notes. CDS (or its nominee) will be the registered holder of the global securities. Payments in respect of the global securities representing the notes (including principal, premium, if any, interest and additional amounts, if any) will be made to the paying agent. The paying agent will then make such payments to CDS. CDS will in turn distribute such payments to participants in accordance with its procedures. After payment to CDS, we, the trustee and the paying agent will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of CDS, as applicable, and if you are not a participant in CDS, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of notes under the indenture. See “Description of the Notes—Book-Entry System” and “Description of the Notes—Form, Denomination and Book-Entry.”

Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from CDS or, if applicable, a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture, unless and until notes in definitive registered form are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through CDS. We, the trustee and the paying agent cannot assure you that the procedures to be implemented through CDS will be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes—Book-Entry System” and “Description of the Notes—Form, Denomination and Book-Entry.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; Welltower’s ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; Welltower’s continued qualification as a REIT; and our ability to access capital markets or other sources of funds.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:

•	the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence, or similar events;

•	the status of capital markets, including availability and cost of capital;

•

issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the healthcare and seniors housing industries;

•	negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans;

•	our ability to transition or sell properties with profitable results;

•	the failure to make new investments or acquisitions as and when anticipated;

•	natural disasters, public health emergencies and other acts of God affecting our properties;

•	our ability to re-lease space at similar rates as vacancies occur;

•	our ability to timely reinvest sale proceeds at similar rates to assets sold;

•	operator/tenant or joint venture partner bankruptcies or insolvencies;

•	the cooperation of joint venture partners;

•	government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements;

•	liability or contract claims by or against operators/tenants;

•	unanticipated difficulties and/or expenditures relating to future investments or acquisitions;

•	environmental laws affecting our properties;

•	changes in rules or practices governing our financial reporting;

•	the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies;

•	our approach to artificial intelligence;

•	Welltower’s ability to maintain its qualification as a REIT;

•	key management personnel recruitment and retention;

•	geopolitical tensions or conflicts, such as the ongoing conflict between Russia and Ukraine and in the Middle East; and

•

other risk factors included in the reports we file from time to time with the SEC, including, but not limited to, the risks identified in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be approximately C$     after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the notes for general corporate purposes, including repayment of debt and funding of our pipeline of investment opportunities in healthcare and seniors housing properties. Pending such use, the net proceeds may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

Affiliates of certain of the underwriters are lenders under our credit facilities and may otherwise extend credit to us. Accordingly, those affiliates will receive a portion of the net proceeds from this offering to the extent such net proceeds are used to repay such indebtedness. In the event that greater than 5% of the net proceeds from this offering are paid to any individual underwriter or its affiliates, this offering will be conducted in accordance with Rule 5121 of FINRA. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in “Description of Debt Securities” in the accompanying prospectus, to which reference is hereby made. The following summary is qualified in its entirety by reference to the Indenture (as defined below and as described in the accompanying prospectus) and the Supplemental Indenture (as defined below). Capitalized terms not otherwise defined herein shall have the meanings given them in the accompanying prospectus. In this section, unless specifically noted otherwise, the terms “we,” “us” and “our” refer only to Welltower OP LLC, and not its subsidiaries. The term the “guarantor” refers to Welltower Inc.

General

Each series of the notes will be issued as a separate series of debt securities under the Indenture, dated as of March 15, 2010, as amended by the supplemental indenture no. 23, dated as of April 1, 2022 (as so amended, the “Indenture”), among the issuer, the guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), and as supplemented by a supplemental indenture thereto, to be dated as of     , 2026 (the “Supplemental Indenture”). The 20  notes initially will be limited in aggregate principal amount to C$    . The 20  notes initially will be limited in aggregate principal amount to C$    .

The 20  notes will mature on     , 20  (unless earlier redeemed as described below under “—Optional Redemption”). The 20  notes will bear interest from     , 2026 at the rate per year shown on the front cover of this prospectus supplement payable semiannually in arrears on      and      of each year, commencing     , 2027, to the persons in whose names the 20  notes are registered at the close of business on      or     , as the case may be, next preceding such interest payment date.

The 20  notes will mature on     , 20  (unless earlier redeemed as described below under “—Optional Redemption”). The 20  notes will bear interest from     , 2026 at the rate per year shown on the front cover of this prospectus supplement payable semiannually in arrears on      and      of each year, commencing     , 2027, to the persons in whose names the 20  notes are registered at the close of business on      or     , as the case may be, next preceding such interest payment date.

If an interest payment date or the maturity date or any earlier redemption date falls on a day that is not a business day, the related payment of principal, premium, if any, and/or interest will be made on the next business day as if made on the date the payment was due and no interest will accrue on the amount payable for the period from and after that interest payment date or the maturity date, or such redemption date, as the case may be.

For a full semiannual interest period, interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semiannual interest period, interest on the notes will be computed on the basis of a 365-day year and the actual number of days in such interest period (Actual/Actual Canadian Compound Method). Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (x) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (y) divided by the number of days based on which such rate is calculated.

The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, New York or Toronto, Ontario, Canada are authorized or required by law or executive order to close.

Each series of the notes may be reopened and we may from time to time issue additional notes of the same series and with the same CUSIP number, ISIN, or other identifying number as the notes of such series offered hereby so long as such additional notes of such series are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes of such series will be issued only in fully registered form without coupons, in minimum denominations of C$2,000 and multiples of C$1,000 in excess thereof. Each series of the notes will be evidenced by a global note in book-entry form, except under the limited circumstances described under “—Book-Entry System” below. Neither series of the notes will be listed on any national securities exchange or quoted on any automated dealer quotation system.

The notes will be senior unsecured obligations of the issuer and will rank equally with each other and with all of the issuer’s other unsecured senior indebtedness outstanding from time to time. The notes will be fully and unconditionally guaranteed by the guarantor on a senior unsecured basis and, accordingly, the guarantee will be a senior unsecured obligation of the guarantor and will rank equally with all of the guarantor’s other unsecured senior indebtedness outstanding from time to time. The notes will not be guaranteed by our subsidiaries. The notes will be effectively subordinated to the secured indebtedness of the issuer, the guarantor and their subsidiaries to the extent of the assets securing such indebtedness and to all liabilities of the issuer’s and the guarantor’s subsidiaries (other than the issuer). Accordingly, such prior indebtedness and liabilities will have to be satisfied in full before you will be able to realize any value from our encumbered or indirectly held properties. Our subsidiaries, which owned approximately 98% of our real estate investments as of March 31, 2026, are separate legal entities and have no obligation to pay any amounts due pursuant to the notes. As of March 31, 2026, we and/or certain of our subsidiaries had indebtedness and other obligations in the principal amount of approximately $20.0 billion. The issuer, the guarantor and their subsidiaries may also incur additional indebtedness, including secured indebtedness, subject to the provisions described below under “—Certain Covenants.”

Issuance in CAD; Payment on the Notes

Initial holders will be required to pay for the notes in CAD, and all payments on the notes will be payable in CAD; provided that if on or after the date of this prospectus supplement CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us.

In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/CAD exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the paying agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors” and the discussion of the foreign currency rules under “Additional U.S. Federal Income Tax Considerations.”

Certain Covenants

The notes will not be secured by a mortgage, pledge or other lien. We will covenant in the Supplemental Indenture not to pledge or otherwise subject to any Lien, any of our property or assets or those of our subsidiaries unless the notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant does not apply to Liens securing obligations which do not in the aggregate at any one time outstanding exceed 40% of the sum of (i) the Total Assets (as defined below) of us and our consolidated subsidiaries as of the end of the calendar year or quarter covered in Welltower’s most recently filed Form 10-K or Form 10-Q, as the case may be, prior to the incurrence of such additional Liens, and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens. In addition, this covenant does not apply to:

(a)

Pledges or deposits by us or our subsidiaries under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of us or our subsidiaries), or leases to which we or any of our subsidiaries is a party, or deposits to secure public or statutory obligations of ours or our subsidiaries or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which we or any of our subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(b)

Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against us or any of our subsidiaries which we or such subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

(c)	Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

(d)

Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

(e)

Liens incidental to the conduct of our business or that of any of our subsidiaries or to the ownership of our or their respective properties that were not incurred in connection with Indebtedness of ours or such subsidiary’s, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of us and our subsidiaries, and as to all of the foregoing referenced in clauses (a) through (e), only to the extent arising and continuing in the ordinary course of business;

(f)

Purchase money Liens on property acquired or held by us or our subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, that (i) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate amount of all such Indebtedness on a consolidated basis for us and our subsidiaries shall not at any time exceed $1,000,000;

(g)	Liens existing on our balance sheet as of December 31, 2001; and

(h)

Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (g) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

We will also covenant in the Supplemental Indenture that we will not create, assume, incur, or otherwise become liable in respect of, any Indebtedness if the aggregate outstanding principal amount of Indebtedness of us and our consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of us and our consolidated subsidiaries as of the end of the calendar year or quarter covered in Welltower’s most recently filed Form 10-K or Form 10-Q, as the case may be, prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

We will also covenant in the Supplemental Indenture that we will have or maintain, on a consolidated basis, as of the last day of each fiscal quarter, Interest Coverage (as defined below) of not less than 150%.

Finally, we will covenant in the Supplemental Indenture that we will maintain, at all times, Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of us and our subsidiaries on a consolidated basis.

For purposes of the foregoing covenants, the defined terms have the following meanings:

“Cash”—means as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“EBITDA”—means for any period, with respect to us and our subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

“Funded Indebtedness”—means as of any date of determination thereof, (a) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (b) the current portion of all such Indebtedness.

“GAAP”—means generally accepted accounting principles of the U.S.

“Indebtedness”—means with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet except to the extent any such liabilities or obligations include any operating lease of property, real or personal; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

“Interest Coverage”—means as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters ending on such date of determination.

“Interest Expense”—means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness outstanding at any time during such period.

“Lien”—means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Person”—means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Total Assets”—means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangibles) of the issuer and its subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets”—means on any date, our net real estate investments (valued on a book basis) and those of our subsidiaries that are not subject to any Lien which secures indebtedness for borrowed money by us and our subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on our consolidated balance sheet prepared as of such date in accordance with GAAP; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of ours and of our subsidiaries.

“Undepreciated Real Estate Assets”—means, as of any date, the amount of real estate assets valued at original cost plus capital improvements.

“Unsecured Debt”—means Funded Indebtedness less Indebtedness secured by Liens on our property or assets and those of our subsidiaries.

Defeasance and Covenant Defeasance

Each series of the notes is subject to defeasance and covenant defeasance, and the guarantee is subject to defeasance, as described in the Indenture and the Supplemental Indenture. Specifically, at our option (a) the issuer and the guarantor will be discharged from any and all obligations in respect of the relevant series of the notes and the guarantee, as applicable (except for certain obligations to issue definitive notes in exchange for temporary notes, to register the transfer or exchange of the notes, to replace destroyed, stolen, lost or mutilated notes, and to maintain an office or agency in respect of the notes and hold moneys for payment in trust) or (b) the issuer will be released from its obligations to comply with certain of the covenants provided for in the Indenture, including but not limited to those that are specified under “—Certain Covenants” above with respect to the relevant series of the notes, and the occurrence of an event of default with respect to any such covenants and including those events of default described below under “—Events of Default” shall no longer be an event of default under the Indenture with respect to the relevant series of notes if, in either case, we irrevocably deposit with the Trustee, in trust, money or U.S. Government obligations that through payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the opinion of a certified public accounting firm of national reputation, a copy of which will be provided to the Trustee), without reinvestment of any interest earned thereon, to pay all of the principal of (and premium, if any) and any interest on the relevant series of the notes on the dates such payments are due (which may include one or more redemption dates designated by us) in accordance with the terms of such notes.

Such a trust may only be established if, among other things, (a) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to the relevant series of the notes under the Indenture shall have occurred and be continuing on the date of such deposit, and (b) we shall have delivered an opinion of counsel to the effect that the holders of the notes of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred. In the event we omit to comply with our and the guarantor’s remaining obligations under the Indenture after a defeasance of the Indenture with respect to the relevant series of the notes and the related guarantee and such notes are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and U.S. Government obligations on deposit with the Trustee may be insufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. However, we will remain liable in respect of such payments.

Sinking Fund

The notes are not entitled to any sinking fund payments.

Optional Redemption

Prior to      (     months prior to the maturity date of the 20  notes) (the “20  Par Call Date”), we may redeem the 20  notes, in whole or in part, at any time and from time to time, at our option (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 20  notes to be redeemed, and

(2) the Canada Yield Price,

plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date.

On or after the 20  Par Call Date, we may redeem the 20  notes, in whole or in part, at any time and from time to time in (C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the 20  notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to      (     months prior to the maturity date of the 20  notes) (the “20  Par Call Date” and, together with the 20  Par Call Date, the “Par Call Dates”), we may redeem the 20  notes, in whole or in part, at any time and from time to time, at our option (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 20  notes to be redeemed, and

(2) the Canada Yield Price,

plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date.

On or after the 20  Par Call Date, we may redeem the 20  notes, in whole or in part, at any time and from time to time in (C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the 20  notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Canada Yield Price” means, in respect of any notes being redeemed, the price, in respect of the principal amount of such notes, calculated by us as of the third business day prior to the redemption date of such notes, equal to the sum of the present values of the Remaining Scheduled Payments using a discount rate equal to the Government of Canada Yield on such business day plus      basis points for the 20  notes and      basis points for the 20  notes.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by us, assuming semiannual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in CAD in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the applicable Par Call Date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on each note that would be due after the related redemption date if the note were redeemed on the applicable Par Call Date. If the redemption date is not an interest payment date with respect to a note, the amount of the next succeeding scheduled interest payment on each note will be reduced by the amount of interest accrued on such note to, but not including, the redemption date.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, neither the trustee nor the paying agent shall have any duty to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made, in the case of notes in global form, in accordance with the policies and procedures of CDS, and in the case of notes in certificated form, by lot. No notes of a principal amount of C$1,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by CDS (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

The notes are also subject to redemption prior to maturity if certain changes in the tax laws of the United States (or any taxing authority thereof or therein) occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any (including, for the avoidance of doubt, any additional amounts), to, but not including, the redemption date. See “—Redemption for Tax Reasons.”

Guarantee

The guarantor will fully and unconditionally guarantee the issuer’s obligations under the Indenture and the notes, including the due and punctual payment of principal of, and premium, if any, additional amounts, if any, and interest on, the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the guarantor and will rank equally in right of payment with other senior unsecured obligations of the guarantor. The guarantor has no material assets other than its investment in the issuer. None of our subsidiaries will guarantee our obligations under the notes offered hereby.

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a holder who is not a United States person (as defined below) such additional amounts on the notes as are necessary in order that the net payment by us or a paying agent of the principal of, and premium, if any, and interest on, the notes to such holder, after such withholding or deduction will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

(a)

being or having been present in, or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. dollar as its functional currency;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment in respect of the notes, or the enforcement of any rights under the indenture) or being considered as having such relationship, including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(c)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)	being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)

being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder, beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision) (relating to backup withholding tax));

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)

to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(9)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)	to any tax, assessment, or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(11)	to any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(12)

to any tax, assessment, or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any U.S. Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation, or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(13)	to any tax imposed as a result of any combination of items (1) through (12).

Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to pay additional amounts in respect of any tax, assessment, or other governmental charge. References in this prospectus supplement and the accompanying prospectus to any payment on the notes include the related payment of additional amounts, as applicable.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes of either series, then we may at any time at our option redeem, in whole, but not in part, the notes of the applicable series on not less than 10 nor more than 60 days’ prior notice to the holders of the notes of such series, at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on such notes to, but not including, the redemption date.

Book-Entry System

The notes will be issued as fully-registered, book-entry global securities which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of CDS & Co., as its nominee. The notes will settle through CDS. You will not be permitted to withdraw the notes from CDS except in accordance with CDS’ rules and procedures. You may hold interests in a global security through organizations that participate, directly or indirectly, in the CDS system.

For as long as the notes are maintained in book-entry form at CDS, CDS or its nominee will be the registered owner of the notes for all purposes and all payments on the notes will be made to CDS and payments to beneficial owners of notes will be made in accordance with CDS’ procedures and the procedures of its participants. Consequently, you will need to look to CDS and its participants through which you own your interest in the notes for any payment or to exercise any rights in respect of the notes. We have no responsibility for the actions of CDS or its participants, and your ability to receive payments or exercise any rights in respect of the notes will be subject to their procedures.

CDS is Canada’s national securities depository, clearing and settlement hub, supporting Canada’s equity, fixed income and money markets. Functioning as a service utility for the Canadian financial community, CDS provides a wide variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests in notes in CDS, including cash distributions, may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Vancouver, and Calgary. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

You may elect to hold interests in the notes outside Canada through Clearstream and Euroclear if you are a participant in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in Clearstream’s and Euroclear’s names on the books of their respective sub-custodians. The interests are ultimately held through a CDS participant that acts as sub-custodian for Euroclear or Clearstream, as applicable.

Cross-market transfers between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in CDS in accordance with CDS rules; however, such cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian sub-custodian to take action to effect final settlement on its behalf by delivering or receiving notes in CDS, and making or receiving payment in accordance with normal procedures for settlement in CDS. Clearstream participants and Euroclear participants may not deliver instructions directly to CDS or the Canadian sub-custodians.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a CDS participant may be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear participant to a CDS participant will be received with value on the CDS settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in CDS.

Although CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. We will not have any responsibility for the performance by CDS, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

We have obtained the information in this section concerning CDS, Clearstream and Euroclear and the book-entry procedures and settlement from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Form, Denomination and Book-Entry

The notes, subject to certain exceptions, will at all times be represented in the form of one or more fully registered global securities held by, or on behalf of, CDS, as custodian of the global securities (for its participants) and registered in the name of CDS & Co., and registrations of interests in and transfers of the notes will be made only through the book-entry only system of CDS. Except as described below, owners of beneficial interests in notes will not be entitled to a certificate or other instrument from us or CDS evidencing the purchaser’s ownership thereof, owners of beneficial interests in notes held through CDS and its participants will not be considered the “holders” of those notes under the indenture and no such beneficial owner of notes will be shown on the records maintained by CDS, although we expect that such beneficial interests will be reflected through book-entry accounts of a direct or indirect participant of CDS acting on behalf of such beneficial owners. Each purchaser of notes represented by a global security is expected to receive a customer confirmation of purchase from the underwriter or other registered dealer from which the notes are purchased in accordance with the practices and procedures of the selling underwriter or dealer. The practices of the underwriters may vary but, generally, customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its direct participants having interests in global securities, and direct and indirect participants of CDS will be responsible for maintaining book-entry accounts for beneficial owners holding interests in global securities. Sales of interests in a global security can only be completed through participants in the book-entry only depositary service of CDS.

Neither we nor the underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the notes held by CDS or any of its direct or indirect participants or the payments relating thereto; (b) maintaining, supervising or retaining any records of CDS relating to the notes; or (c) any advice or representation made by, or with respect to, CDS or any action to be taken by CDS or at the direction of its participants.

Notes will be issued in fully registered, certificated form, registered in the names of persons other than CDS or its nominee only if (i) the book-entry only system ceases to exist, (ii) we determine that CDS is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to terminate the record book-entry system through CDS, (iv) required by law or (v) an event of default under the indenture with respect to the notes has occurred and is continuing.

Transfers of Notes

Transfers of beneficial ownership of notes represented by a global security will be effected only through records maintained by CDS for such global security (with respect to interests of participants) and on the records of its direct and indirect participants (with respect to interests of persons other than participants). Beneficial owners who are not participants in the book entry only depositary service of CDS, but who desire to purchase, sell or otherwise transfer ownership of or other interests in a global security, may do so only through participants in the book-entry only depositary service of CDS.

The ability of a beneficial owner of an interest in a note represented by a global security to pledge the notes or otherwise take action with respect to such owner’s interest in the notes represented by a global security (other than through a participant) may be limited due to the lack of possession of a certificate representing physical notes.

If certificated notes are issued under the limited circumstances described above, registration of transfers or exchanges of certificated notes may be made by delivery of those certificated notes, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered holders thereof, at the office of a registrar for the notes.

No book-entry transfer of a beneficial interest in a note will be registered by CDS during the 15 days immediately preceding any date fixed for payment of interest on such note, or payment of the principal of or premium, if any, on such note or 15 days prior to the date of selection by the trustee of any notes to be redeemed. In addition, as described under “Description of Debt Securities—Denominations, Interest, Registration and Transfer” in the accompanying prospectus, the indenture under which the notes will be issued provides that we are not required to (i) issue, register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the securities of the series selected for redemption and ending at the close of business on the day of the transmission; (ii) register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part; or (iii) exchange any bearer securities selected for redemption except if a bearer security is exchanged for a registered security of the same tenor that is simultaneously surrendered for redemption.

Payment of Principal, Interest and other Amounts

As long as CDS or its nominee is the registered owner of a global security, CDS or its nominee will be considered the sole owner of a global security for the purposes of receiving payments of principal, premium, if any, interest, including payments made upon any redemption, and additional amounts, if any, with respect to such global security. Payments of principal, premium, if any, interest, including payments made upon any redemption, and additional amounts, if any, with respect to the notes in book-entry form represented by one or more global securities will be made by us through the paying agent to CDS or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.

We expect that CDS, upon receipt of any payment of principal, premium, if any, interest, including payments made upon any redemption, and additional amounts, if any, with respect to a global security, will credit, on the date such amount is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of CDS. We also expect that payments of principal, interest and other amounts by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of CDS will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal, interest and other amounts due on such global security to CDS. The rules governing CDS provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to CDS and beneficial owners of notes must look solely to participants for the payment of the principal, interest and other amounts on the notes paid by or on behalf of us to CDS.

If certificated notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the certificated notes at the office of a paying agent for the notes. At our option, payments of interest on certificated notes, if issued, due on any interest payment date (other than on the maturity date or upon redemption) may be made by check mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer to the accounts of the holders of such certificated notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the maturity date or any redemption date) to each registered holder of C$10,000,000 or more in aggregate principal amount of certificated notes by wire transfer if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by CDS for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several markets in several countries. Euroclear is operated under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or other affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.

Links have been established among CDS, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the U.S. and cross-market transfers of the notes associated with secondary market trading.

Although CDS, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

The information in this section concerning CDS, Clearstream and Euroclear and CDS’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy or completeness of this information.

Events of Default

In addition to the events of default in the Indenture described in the prospectus, the following constitute events of default under the Indenture and the Supplemental Indenture with respect to the notes:

•	The issuer or the guarantor defaults under any of its other indebtedness in an aggregate principal amount exceeding $50,000,000 after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness; provided, however, that $50,000,000 will be replaced by $10,000,000 for so long as any senior debt securities issued under our supplemental indentures under the Indenture prior to March 31, 2022 or the indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the issuer and Computershare Advantage Trust of Canada (as successor to BNY Trust Company of Canada), remain outstanding. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we or the guarantor receive a written notice specifying the default and requiring that we or the guarantor discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 50% in principal amount of the applicable outstanding notes may send the notice.

•

The entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days.

•	The guarantee is not, or is claimed by the guarantor not to be, in full force and effect.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

This discussion is a summary of certain additional U.S. federal income tax considerations applicable to U.S. holders of the notes that are not discussed in Welltower’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) under the caption “Taxation.” This discussion is for general information only and is not tax advice. This summary is only a supplement to, and should be read in conjunction with, the discussion in Welltower’s Annual Report under the caption “Taxation.” The tax treatment of the notes will depend on the holder’s particular situation, and this summary only applies to U.S. holders that hold notes as capital assets. This summary applies to you only if you are the initial holder of the notes and you acquire the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of taxation that may be relevant to certain types of holders of the notes (including, but not limited to, insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding the notes as part of a hedging, integrated conversion, or constructive sale transaction or a straddle, traders in securities that use a mark-to-market method of accounting for their securities, investors in pass-through entities and foreign corporations and persons who are not citizens or residents of the United States).

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of acquiring, owning and disposing of the notes. Before you purchase the notes, you should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of acquiring, owning and disposing of the notes.

For a more detailed discussion of the U.S. federal income taxation of holders of the notes and the U.S. federal income taxation of the guarantor as a REIT, which includes a variety of complex requirements relating to share ownership, income, assets and distributions, please see the discussion in Welltower’s Annual Report under the caption “Taxation.”

Payments of Interest

It is expected, and therefore this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. As a result, interest on a note generally will be includable by a U.S. holder as interest income at the time it accrues or is received in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of interest on a note in CAD will be required to include in ordinary income the U.S. dollar value of the CAD interest payment determined based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars. A U.S. holder that uses the cash method of tax accounting will not recognize foreign currency gain or loss upon receipt of such payments, but may have foreign currency gain or loss when such holder actually sells or otherwise disposes of the CAD received, as described below.

A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes is required to include the U.S. dollar value of such interest income that accrued during the relevant accrual period. The U.S. dollar value of such accrued interest income generally is determined by translating such interest income at the average rate of exchange for such accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, such U.S. holder may elect to translate such interest income at the exchange rate on the last day of such accrual period (and in the case of a partial accrual period, the exchange rate on the last day of the taxable year). If the last day of an accrual period is within five business days of the date of receipt of the payment in respect of the related accrued interest, a U.S. holder that has made such election may translate such accrued interest using the exchange rate on the date of receipt of such payment. The above election will apply to all debt obligations held by such U.S. holder and may not be changed without the consent of the IRS.

A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes generally will recognize foreign currency exchange gain or loss with respect to such accrued interest income on the date the payment in respect of such interest income is received, if there is any difference between the exchange rate used to determine such interest income and the exchange rate on the date such payment is received, regardless of whether the payment is in fact converted into U.S. dollars. Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States but will not be treated as an adjustment to interest income on the notes.

Sale, Exchange, Retirement, Redemption, or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid stated interest, which will be taxed as ordinary income for U.S. federal income tax purposes to the extent not previously included in income) and (ii) the U.S. holder’s adjusted tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note.

A cash basis U.S. holder’s initial tax basis in a note generally is the U.S. dollar value of the CAD-denominated purchase price determined on the settlement date. With respect to the sale, exchange, retirement, redemption, or other taxable disposition of a note, the amount realized by a cash basis U.S. holder generally will be the U.S. dollar value of the payment received determined on the settlement date.

An accrual basis U.S. holder generally will (i) have an initial tax basis in a note equal to the U.S. dollar value of the CAD-denominated purchase price determined on the trade date and (ii) realize an amount with respect to the sale, exchange, retirement, redemption, or other taxable disposition of a note equal to the U.S. dollar value of the payment received determined on the date of disposition, unless it elects, in each case, to determine the U.S. dollar value by translating the amount received or paid, as applicable, at the exchange rate on the settlement date. The election by an accrual basis U.S. holder to use the settlement date for purposes of determining basis and the amount realized must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Subject to the foreign currency rules discussed below, a U.S. holder’s gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year at the time of disposition. The deductibility of capital losses is subject to limitations. Long-term capital gain recognized by a non-corporate U.S. holder generally is taxed at preferential rates.

Gain or loss recognized by a U.S. holder on the sale, exchange, retirement, redemption, or other taxable disposition of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the U.S. holder held the note. Gain or loss attributable to such changes will equal the difference between (i) the U.S. dollar value of a U.S. holder’s disposition price of the note, and (ii) the U.S. dollar value of the U.S. holder’s purchase price of the note, in each case as determined above. In addition, upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, a U.S. holder that uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss realized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the sale, exchange, retirement, redemption, or other taxable disposition. For a U.S. holder that uses the accrual method and does not make the election described above, the foreign currency gain or loss may include amounts attributable to changes in exchange rates between the trade date and the settlement date.

Prospective purchasers should consult their tax advisors regarding the application of these rules.

Exchange of Foreign Currencies

On a sale or other taxable disposition of CAD, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received by such U.S. holder in such disposition and (ii) the U.S. holder’s tax basis in CAD. A U.S. holder will have a tax basis in any CAD received as interest or upon the sale, exchange, retirement, redemption, or other taxable disposition of a note equal to the U.S. dollar value thereof at the exchange rate in effect on the date of receipt of the CAD.

Any gain or loss realized by a U.S. holder on a sale or other disposition of CAD, including its exchange for U.S. dollars, generally will be United States source ordinary income or loss and will not be treated as interest income or expense.

Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules are not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a note as a reportable transaction if the loss equals or exceeds certain threshold amounts (including, in the case of a foreign currency loss, $50,000 in a single transaction for an individual or trust and higher amounts for other taxpayers). In the event the acquisition, ownership, or disposition of a note constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules.

THE PRECEDING DISCUSSION OF CERTAIN ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc. and BMO Nesbitt Burns Inc. are acting as joint book-running managers of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc. and BMO Nesbitt Burns Inc. have severally, and not jointly, agreed to purchase from us the following respective principal amounts of notes set forth opposite the underwriter’s name below.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
RBC Dominion Securities Inc.	C$	C$
Scotia Capital Inc.
TD Securities Inc.
BMO Nesbitt Burns Inc.

Total	C$	C$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered by this prospectus supplement are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes to the public at the public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price of up to   % of the principal amount of the 20  notes and up to   % of the principal amount of the 20  notes.

Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable public offering price of up to   % of the principal amount of the 20  notes and up to   % of the principal amount of the 20  notes. After the initial offering of the notes, the representatives of the underwriters may change the public offering prices and other selling terms. Sales of notes made outside the U.S. may be made by affiliates of the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting discount to be paid by us to the underwriters is   % of the principal amount of the 20  notes and   % of the principal amount of the 20  notes.

We estimate that our share of the total expenses of this offering, including registration, filing fees, printing expenses and legal and accounting expenses, but not including the underwriting discount, will be approximately C$    .

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing any of the notes on a national securities exchange or for quotation on any automated dealer quotation system.

We have been advised by the representatives of the underwriters that the underwriters intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurances as to the development, maintenance or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales.

Short sales involve the sale by the underwriters of a greater principal amount of notes of the applicable series than they are required to purchase in this offering. The underwriters must close out any short position by purchasing notes of such series in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters intend to offer the notes for sale in Canada on a private placement basis only to “accredited investors” that are also “permitted clients” (as such terms are defined under the applicable Canadian provincial securities laws), and on a private placement basis in other parts of the world subject to applicable law, either directly or through affiliates or other dealers acting as selling agents. Resales of the notes in Canada by purchasers will be subject to restrictions under Canadian securities laws.

We expect that delivery of the notes will be made against payment therefor on or about     , 2026, which is the    business day following the date of pricing of the notes (such settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and/or their affiliates currently provide, have provided and in the future may provide investment banking, commercial banking, corporate trust and/or advisory services to us from time to time for which they currently receive, have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

We intend to use the net proceeds from this offering for general corporate purposes, including, repayment of debt and funding of our pipeline of investment opportunities in healthcare and senior housing properties. Affiliates of certain of the underwriters are lenders under our credit facilities and may otherwise extend credit to us. Accordingly, those affiliates will receive a portion of the net proceeds from this offering to the extent such net proceeds are used to repay such indebtedness. In the event that greater than 5% of the net proceeds from this offering are paid to any individual underwriter or its affiliates, this offering will be conducted in accordance with Rule 5121 of FINRA. Any such underwriter will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. However, the appointment of a “qualified independent underwriter” would not be required under FINRA Rule 5121 because the notes are “investment grade rated” (as defined in FINRA Rule 5121).

Notice to Prospective Investors in Canada

The notes will be sold in Canada on a private placement basis to “accredited investors” that are also “permitted clients,” each as defined under applicable Canadian provincial securities laws, subject to applicable law.

Each underwriter has, severally and not jointly, represented to and agreed with us that it will offer and sell the notes in Canada only to such persons and in such manner that no prospectus need be delivered or filed pursuant to applicable securities laws, regulations, rules, instruments, rulings and orders in each of the provinces of Canada and the applicable policy statements issued by any provincial Canadian securities regulatory authority.

Each underwriter has also, severally and not jointly, represented to and agreed with us that such underwriter has not and will not provide to any purchaser of the notes any document or other material that would constitute an offering memorandum within the meaning of applicable Canadian securities laws (other than the Canadian offering memorandum prepared in connection with this offering that incorporates this prospectus supplement and the accompanying prospectus and the documents incorporated by reference therein) with respect to the private placement of the notes in the provinces of Canada.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement, the accompanying prospectus and any related “free writing prospectus” have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, none of this prospectus supplement, the accompanying prospectus or any related “free writing prospectus” is a prospectus for the purposes of the Prospectus Regulation.

In the EEA, this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” are only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in the section below titled “Prohibition of Sales to EEA Retail Investors”) and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” relates will be available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement, the accompanying prospectus, any related “free writing prospectus” or any other documents and/or materials relating to the issue of the notes offered hereby or any of their respective contents.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities.

Consequently, no key information document required by the PRIIPs Regulation for offering, selling or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act of 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309(B)(1)(a) and 309(B)(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

We have not been licensed for distribution to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”) as a foreign collective investment scheme pursuant to Article 120(1) of the Swiss Collective Investment Schemes Act of June 23, 2006, as amended (the “CISA”) and no representative or paying agent in Switzerland has been appointed pursuant to Article 120(4) of the CISA. Accordingly, the notes may only be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland, and this prospectus supplement and the accompanying prospectus and any other marketing or offering documents relating to us may only be distributed in or from Switzerland, (A) to financial intermediaries that are subject to prudential supervision as defined in Article 10(3)(a) of the CISA or insurance institutions that are subject to prudential supervision as defined in Article 10(3)(b) of the CISA and/or (B) in any other manner that does not constitute a distribution (Vertrieb/distribution/distribuzione) within the meaning of Article 3 of the CISA, its implementing ordinance and guidelines. The notes will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under the CISA, Article 652a or 1156 of the Swiss Code of Obligations or the listing rules of the SIX or any other exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to us or the notes has been or will be filed with, or approved by, any Swiss regulatory authority. Investors in the notes do not benefit from the specific investor protection provided by the CISA and the supervision by the FINMA in connection with the licensing for distribution or the appointment of a representative and a paying agent in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in the United Arab Emirates

This prospectus supplement and prospectus (including any amendments thereto) do not constitute, and are not intended to constitute, a solicitation or a public offer of the notes in the United Arab Emirates and accordingly should not be construed as such. The notes listed in this prospectus supplement and the accompanying prospectus have not been approved by or licensed or registered with the Central Bank, the Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any related “free writing prospectus” have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exception from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the PRM Sourcebook. For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, none of this prospectus supplement, the accompanying prospectus or any related “free writing prospectus” is a prospectus for the purposes of the UK POATRs or the PRM Sourcebook.

The communication of this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” is not being made, and this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Welltower OP or to Welltower.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes:

(a)	the expression “retail investor” means a person who is one (or both) of the following:

(i)	not a “professional client,” as defined in point (8) of Article 2(1) of UK MiFIR; or

(ii)	not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the UK POATRs; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities.

Consequently, no disclosure document required by the DISC Sourcebook for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC Sourcebook and the Consumer Composite Investments (Designated Activities) Regulations 2024.

LEGAL MATTERS

Certain legal matters regarding the notes offered hereby and certain tax matters will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters and from time to time represents us on a variety of matters unrelated to this offering. Goodmans LLP has advised us with respect to the laws of Canada, and McCarthy Tétrault LLP has advised the underwriters with respect to the laws of Canada.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedules of Welltower included in its Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of its internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC covering various securities that we may offer, including the notes offered under this prospectus supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the notes offered hereby.

Additionally, Welltower files annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and our web address is included in this prospectus supplement as an inactive textual reference only. You can review these SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information Welltower files with the SEC, which means:

•	we consider incorporated documents to be part of this prospectus supplement;

•	we may disclose important information to you by referring you to those documents; and

•	information Welltower subsequently files with the SEC will automatically update and supersede the information in this prospectus supplement.

This prospectus incorporates by reference the following documents Welltower filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below:

•	Annual Report on Form 10-K for the year ended December 31, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•

the information responsive to part III of Welltower’s Annual Report on Form 10-K for the year ended December  31, 2025 provided in its Definitive Proxy Statement on Schedule 14A, filed on April 10, 2026;

•	Current Reports on Form 8-K filed on March 10, 2026, April 29, 2026 and May 22, 2026; and

•

all subsequent documents filed by Welltower under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date this offering is terminated; other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents to which we refer. Since this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus supplement and the accompanying prospectus a free copy, without exhibits, of any or all documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may direct such requests to:

Matthew McQueen

Chief Legal Officer and General Counsel

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

Prospectus

Welltower Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

GUARANTEES

WARRANTS

UNITS

Welltower OP LLC

DEBT SECURITIES

GUARANTEES

Welltower Inc., or any selling security holder, may offer and sell from time to time, in one or more offerings:

•	debt securities;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	guarantees of debt securities issued by Welltower OP LLC;

•	warrants to purchase debt securities, preferred stock, depositary shares or common stock; and

•	units consisting of one or more debt securities or other securities.

Welltower OP LLC may offer and sell from time to time, in one or more offerings:

•	debt securities; and

•	guarantees of debt securities issued by Welltower Inc.

We, or any selling security holder, if applicable, may offer one or more of these securities from time to time on terms to be determined at the time of offering. We will provide the specific terms of the securities being offered in supplements to this prospectus prepared in connection with each offering. Debt securities of Welltower Inc. may be fully and unconditionally guaranteed by Welltower OP LLC, as described herein or in a prospectus supplement. Debt securities of Welltower OP LLC may be fully and unconditionally guaranteed by Welltower Inc., as described herein or in a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. You should read this prospectus, the prospectus supplement for the specific security being offered and any related free writing prospectus carefully before making a decision to invest.

The common stock of Welltower Inc. is listed on the New York Stock Exchange (“NYSE”) under the symbol “WELL.”

Investing in our securities involves risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different or additional information with respect to this offering. This document may only be used where it is legal to sell these securities. You should not assume that the information in this prospectus or in any prospectus supplement or free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we or any selling security holder may sell any combination of the securities described in this prospectus at any time and from time to time in one or more offerings. This prospectus provides you only with a general description of the securities we or any selling security holder may offer. Each time we sell or any selling security holder sells securities, a prospectus supplement containing specific information about the terms of that offering will be provided. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” and “Documents Incorporated by Reference.”

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently investigated or verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless specifically noted otherwise in this prospectus or unless the context otherwise requires, references to “Welltower” mean Welltower Inc. and references to “Welltower OP” mean Welltower OP LLC. References to “we,” “us,” “our” or the “Company” mean collectively Welltower, Welltower OP and those entities/subsidiaries owned or controlled by Welltower and/or Welltower OP.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); and our ability to access capital markets or other sources of funds.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:

•	the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence, or similar events;

•	the status of capital markets, including availability and cost of capital;

•

issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the healthcare and seniors housing industries;

•	negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans;

•	our ability to transition or sell properties with profitable results;

•	the failure to make new investments or acquisitions as and when anticipated;

•	natural disasters, public health emergencies and extreme weather affecting our properties;

•	our ability to re-lease space at similar rates as vacancies occur;

•	our ability to timely reinvest sale proceeds at similar rates to assets sold;

•	operator/tenant or joint venture partner bankruptcies or insolvencies;

•	the cooperation of joint venture partners;

•	government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements;

•	liability or contract claims by or against operators/tenants;

•	unanticipated difficulties and/or expenditures relating to future investments or acquisitions;

•	environmental laws affecting our properties;

•	changes in rules or practices governing our financial reporting;

•	the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies;

•	our approach to artificial intelligence;

•	our ability to maintain our qualification as a REIT;

•	key management personnel recruitment and retention; and

•

other risk factors included in the reports we file from time to time with the SEC, including, but not limited to, the risks identified in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC covering the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not incorporated by reference in this prospectus and our web address is included in this prospectus as an inactive textual reference only. You can review these SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.

This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	we consider incorporated documents to be part of this prospectus;

•	we may disclose important information to you by referring you to those documents; and

•	information we subsequently file with the SEC prior to the termination of an applicable offering of securities hereunder will automatically update and supersede the information in this prospectus.

This prospectus incorporates by reference the following documents we filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below or in a prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2024, including information specifically incorporated by reference into the Form 10-K;

•

The information responsive to Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, provided in our Definitive Preliminary Proxy Statement on Schedule 14A, filed on April 12, 2024;

•	Current Report on Form 8-K filed on January 2, 2025;

•

The description of common stock as set forth in our registration statement filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-A on June  17, 1985, as updated by Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2024, and as subsequently amended or updated; and

•

All subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of an applicable offering of securities hereunder; other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

This prospectus summarizes material provisions of contracts and other documents to which we refer. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus a free copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

Matthew McQueen

Chief Legal Officer & General Counsel

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615 (419) 247-2800

THE COMPANY

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of healthcare infrastructure. We invest with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall healthcare experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States (“U.S.”), Canada and the United Kingdom, consisting of seniors housing, post-acute communities and outpatient medical properties. We are structured as an umbrella partnership REIT, or “UPREIT,” under which substantially all of our business is conducted through Welltower OP, the day-to-day management of which is exclusively controlled by Welltower Inc.

Our primary objectives are to protect stockholder capital and enhance stockholder value. We seek to pay consistent cash dividends to stockholders and create opportunities to increase dividend payments to stockholders as a result of annual increases in net operating income and portfolio growth. To meet these objectives, we invest across the full spectrum of seniors housing and healthcare real estate and diversify our investment portfolio by property type, relationship and geographic location.

Welltower Inc. is the initial member and majority owner of Welltower OP, with an approximate ownership interest of 99.707% as of December 31, 2024. Welltower Inc. issues equity from time to time, the net proceeds of which it is obligated to contribute as additional capital to Welltower OP. All debt, including credit facilities, senior notes and secured debt, is generally incurred by Welltower OP or its subsidiaries, and Welltower Inc. has fully and unconditionally guaranteed all existing and future senior unsecured notes.

Our principal executive offices are located at 4500 Dorr Street, Toledo, Ohio, 43615, and our telephone number is (419) 247-2800. Our internet address is at www.welltower.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement, and our web address is included as an inactive textual reference only.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include repaying debt and investment in healthcare and seniors housing properties. Until the proceeds from a sale of securities by us are applied to their intended uses, they may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States. We will not receive any of the proceeds from sales of securities by any selling security holder pursuant to this prospectus.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Welltower Inc. may offer under this prospectus one or more of the following categories of its securities:

•	debt securities, in one or more series;

•	shares of its common stock, par value $1.00 per share;

•	shares of its preferred stock, par value $1.00 per share, in one or more series;

•	depositary shares, representing interests in its preferred stock, in one or more series;

•	guarantees of debt securities issued by Welltower OP;

•	warrants to purchase any of the foregoing securities; and

•	units consisting of any combination of the foregoing securities.

Welltower OP LLC may offer under this prospectus one or more of the following categories of its securities:

•	debt securities, in one or more series; and

•	guarantees of debt securities issued by Welltower Inc.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or any free writing prospectus relating to such offering.

The Restated Certificate of Incorporation of Welltower Inc. (our “certificate of incorporation”) authorizes us to issue 1,400,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of March 20, 2025, Welltower Inc. had outstanding 648,417,266 shares of common stock. The common stock of Welltower Inc. is listed on the NYSE under the symbol “WELL.”

For a discussion of the taxation of the Company and the material federal income tax consequences to you as a holder of our common stock and debt securities offered under this prospectus, see our Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Taxation.” The applicable prospectus supplement or any free writing prospectus delivered with this prospectus may provide additional information about federal income tax considerations, if any, related to the particular securities being offered.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities of Welltower Inc. and the debt securities of Welltower OP LLC. In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” refer to either Welltower Inc. or Welltower OP LLC, as applicable, as issuer of the debt securities. The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be guaranteed on a secured or unsecured, senior or subordinated basis, by one or more of our subsidiaries. The debt securities will be issued under one or more indentures among us, the specified guarantor, if any, and a specified trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain provisions or anticipated provisions of the indentures.

The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures to be entered into among us, the guarantor, if any, and The Bank of New York Mellon Trust Company, N.A., as trustee, for senior debt securities, senior subordinated debt securities and junior subordinated debt securities which we have filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.” The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and any related free writing prospectus.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement or any related free writing prospectus, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, separate forms of indentures for senior debt securities, senior subordinated debt securities and junior subordinated debt securities. We refer to each of these three indentures as an “indenture.” We refer to senior subordinated and junior subordinated securities as “subordinated.”

We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors and preferred equity holders of our subsidiaries are entitled to a preferred claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors and preferred equity holders of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

The senior debt indenture provides and we anticipate that any other indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•	the aggregate principal amount of the securities;

•

the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the securities into which they are convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•

if other than at the corporate trust office of the trustee, the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions for denomination or payment of the securities in a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•

whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•

any provisions for payment of additional amounts on the securities in respect of any tax, assessment or governmental charge and rights for us to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, an indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee, such other address as the trustee may designate from time to time by notice to the holders and the Company or the principal corporate trust office of any successor trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an “exchange.” You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Guarantees

Debt securities issued by Welltower Inc. may be fully and unconditionally guaranteed by Welltower OP LLC, and debt securities issued by Welltower OP LLC may be fully and unconditionally guaranteed by Welltower Inc. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee by Welltower Inc. or Welltower OP LLC, as applicable. The guarantees will be general obligations of each guarantor. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor.

The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. A guarantor will be permitted to consolidate or merge with, or sell substantially all of its assets to another company, other than us or another guarantor, only if (i) the other company is an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and agrees to be legally responsible for the guarantee; and (ii) immediately after the merger, sale of assets or other transaction, there would exist no event of default on the debt securities or any event that would be an event of default on the debt securities if the requirements regarding notice of default or continuing default for a specific period of time were disregarded. The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Merger, Consolidation or Sale of Assets

Under an indenture, we are or generally will be permitted to consolidate or merge with another company. In addition, we are or will be permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

•

if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

•

immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements regarding notice of default or continuing default for a specific period of time were disregarded.

Certain Covenants

Existence. Except as permitted and described above under “—Merger, Consolidation or Sale of Assets,” we will agree to do all things necessary to preserve and keep our existence, rights and franchises, provided that it is in our best interests for the conduct of business.

Provisions of Financial Information. To the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and the trustee on or before the applicable SEC filing dates whether or not we remain required to do so under the Exchange Act.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default. The term “event of default” for any series of debt securities means any of the following:

•	We do not pay the principal or any premium on a debt security of that series at its maturity date.

•	We do not pay interest on a debt security of that series within 30 days after its due date.

•	We do not deposit any sinking fund payment for that series within 30 days after its due date.

•

We or the guarantor, if any, remains in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of another series) for 60 days after we or the guarantor receives a written notice of default from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the breach and requiring it to be remedied.

•

We or the guarantor, if any, defaults under any of our or the guarantor’s other indebtedness in specified amounts after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we or the guarantor receives a written notice from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the default and requiring that we or the guarantor discharges the other indebtedness or cause the acceleration to be rescinded or annulled.

•

We, the guarantor, if any, or one of our “significant subsidiaries,” if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. The term “significant subsidiary” means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”).

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture; provided, however, that in case of any default that may be cured, no such notice will be required to be given until at least 30 days after the occurrence thereof. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity satisfactory to it is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year, we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the currency of payment on a debt security;

•	impair your right to sue for payment;

•	modify the subordination provisions, if any, in a manner that is adverse to you;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default; or

•	waive a default or event of default in the payment of principal, interest, or premium, if any, on the debt securities.

Changes Requiring a Majority Vote. The second type of change is the kind that requires the vote of holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default; however, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

Further Details Concerning Voting. Debt securities are not considered outstanding, and therefore the holders of debt securities are not eligible to vote on matters relating thereto, if we have deposited or set aside in trust for such holders money for payment or redemption of debt securities or if we own or one of our affiliates owns the debt securities. The holders of debt securities are also not eligible to vote if the debt securities have been fully defeased as described below under “—Discharge, Defeasance and Covenant Defeasance—Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds or, in some circumstances, depositary receipts representing these notes or bonds, that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we redeemed your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. This treatment would result in sale or exchange treatment of your notes, which would cause you to recognize gain or loss equal to the amount described in our Annual Report on Form 10-K filed for the year ended December 31, 2024 under the heading “Taxation”; and

•	we must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance. We can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

If we did accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we did accomplish covenant defeasance, you could still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurred, for example, our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement or its nominee. If so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of certain terms of our common stock and preferred stock that Welltower Inc. may issue. Because this summary is not complete, you should refer to our certificate of incorporation and Welltower Inc.’s Amended and Restated By-Laws (our “by-laws”), which documents provide additional information regarding our common stock and preferred stock, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). See also “Description of Certain Provisions of Our Certificate of Incorporation and By-Laws” below. Copies of our certificate of incorporation and by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The summary set forth below is subject to and qualified in its entirety by reference to the description of the particular terms of the securities described in the applicable prospectus supplement or any related free writing prospectus. In this description, all references to “we,” “us,” “our” or the “Company” refer only to Welltower Inc. and not to any of its subsidiaries. In description, all references to “common stock” refer to common stock, par value $1.00 per share, of Welltower Inc., and all references to “preferred stock” refer to preferred stock, par value $1.00 per share, of Welltower Inc.

Common Stock

Dividend Rights. The holders of shares of common stock are entitled to receive dividends when declared by our board of directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding, if any.

Voting Rights. The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by such holders. Holders of shares of common stock are not entitled to cumulative voting rights.

Liquidation Rights. If we are voluntarily or involuntarily liquidated or dissolved, holders of shares of common stock are to share ratably in our distributable assets remaining after the satisfaction of all of our debts and liabilities and the prior preferential rights of holders of share of preferred stock, if any.

Other Rights and Preferences. Holders of shares of common stock do not have preemptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares of common stock. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which are outstanding or which we may designate and issue in the future.

Fully Paid and Nonassessable. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent. The transfer agent for our common stock is Computershare Trust Company, N.A.

Listing. The common stock is listed on the NYSE under the symbol “WELL.”

Preferred Stock

Our board of directors or a duly authorized committee thereof will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred stock. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•

the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

•	if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of the series may be redeemed;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that we may issue in the future.

The following describes some general terms and provisions of the preferred stock to which a prospectus supplement or a related free writing prospectus may relate. The statements below describing the preferred stock do not purport to be complete and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including any applicable certificate of designation, and our by-laws.

The prospectus supplement or any related free writing prospectus will describe the specific terms as to each issuance of shares of preferred stock, including:

•	the description of the preferred stock;

•	the number of shares of preferred stock offered;

•	the offering price of the shares of preferred stock;

•	the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the shares of preferred stock shall accumulate;

•	the voting rights, if any, of the holders of the shares of preferred stock;

•	the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the shares of preferred stock on a securities exchange;

•

whether the shares of preferred stock will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”,

•	a discussion of any material federal income tax considerations;

•	the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

•	any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will describe the terms of the depositary receipts.

The shares of preferred stock are subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer of Securities” below.

Rank. Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our shares of common stock.

Distributions. Holders of shares of preferred stock of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the shares of preferred stock may specify a fixed rate of distribution, our board of directors must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary identified in the applicable prospectus supplement, or any successor depositary, will determine the persons to whom dividends are payable.

Distributions on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future. If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred stock ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then-current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then-current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred stock. No interest will be payable in respect of any distribution payment that may be in arrears.

Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then-current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon shares of common stock or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in shares of common stock or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then-current period, before declaring distributions on shares of common stock or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption. We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred stock may provide that, if no shares of such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference. The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our shares of common stock or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then-current distribution period. Unless otherwise provided in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the shares of preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled. For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation.

Voting Rights. Holders of the shares of preferred stock will not have any voting rights, except as described below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement. As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each holder thereof will in effect be entitled to a fraction of a vote per depositary share.

Unless otherwise provided for in an applicable series, so long as any shares of preferred stock are outstanding, we may not, without the affirmative vote or consent of the holders of a majority of the shares (or such greater vote or consent as is required by the then-current rules of any stock exchange or trading market on which we shall have listed the applicable series of preferred stock for trading or as otherwise provided in our organizational documents) of each series of preferred stock outstanding at that time:

•

authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•	reclassify any authorized shares of capital stock into a series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•

create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights; and

•	amend, alter or repeal the provisions of our certificate of incorporation relating to that series of preferred stock that materially and adversely affect the series of preferred stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity with or junior to a series of preferred stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

Conversion Rights. We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other capital stock into which the shares of preferred stock are convertible, the conversion price or manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights. We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of preferred stock represented by depositary shares. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that we will file with the SEC at or before the time of the offering of the depositary shares for additional information before you buy any depositary shares. In this description, all references to “we,” “us,” “our” or the “Company” refer only to Welltower Inc. and not to any of its subsidiaries.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to redeposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for shares of common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then-current rules of any stock exchange or trading market on which we shall have listed the applicable underlying series of preferred stock for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30-days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of a Depositary

A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.

Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We have summarized in this section certain terms and provisions of the warrant agreement and the warrants. The summary is not complete. You should read the forms of warrant and warrant agreement that we will file with the SEC at or before the time of the offering of the applicable series of warrants for additional information before you buy any warrants. In this description, all references to “we,” “us,” “our” or the “Company” refer only to Welltower Inc. and not to any of its subsidiaries.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

In the case of each series of warrants, the applicable prospectus supplement and any related free writing prospectus will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	the material federal income tax consequences;

•	the rights, if any, we have to redeem the warrants;

•	the name of the warrant agent; and

•	the other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding (or such greater approval as is required by the then-current rules of any stock exchange or trading market on which we shall have listed the applicable underlying shares of capital stock for trading or as otherwise provided in our organizational documents) approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. In this description, all references to “we,” “us,” “our” or the “Company” refer only to Welltower Inc. and not to any of its subsidiaries.

Any applicable prospectus supplement and any related free writing prospectus will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any material federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

RESTRICTIONS ON TRANSFER OF SECURITIES

For Welltower Inc. to qualify as a REIT, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, our by-laws (with respect to its common stock and preferred stock) and our certificates of designation (for our preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of its common stock or more than 9.8% in value of our outstanding capital stock by such person. For purposes of application of such limitations to any person, all options, warrants, convertible securities or other rights to acquire Welltower Inc.’s capital stock held directly or indirectly by such person will be treated as if all such rights had been exercised. If any securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess. The board of directors of Welltower Inc. may grant limited exemptions from the ownership restrictions set forth in the by-laws to specified persons if the board determines that each such limited exemption is in the best interests of Welltower Inc. and its stockholders.

Our by-laws and certificates of designation further provide that, if the foregoing stock ownership limitations are determined to be invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of the shares or other securities will be deemed to have acted as our agent in acquiring the shares or other securities that are in excess of the limit, and will be deemed to hold such excess shares or securities on our behalf. As the equivalent of treasury securities for such purposes, the excess securities will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of the excess securities will hold the same as our agent and for the transferee of the excess securities following a permitted transfer.

In addition, under our by-laws and certificates of designation, we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify Welltower Inc. as a REIT.

DESCRIPTION OF CERTAIN PROVISIONS OF CERTIFICATE

OF INCORPORATION AND BY-LAWS OF WELLTOWER INC.

Anti-Takeover Provisions

Our certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

•	a provision permitting our board of directors to make, amend or repeal our by-laws;

•

authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters (see “Description of Capital Stock—Preferred Stock” above);

•	a prohibition on stockholders taking action by written consent in lieu of a meeting;

•	advance notice procedures with respect to nominations of directors by stockholders and proposals by stockholders of business at an annual meeting;

•	the grant only to our board of directors of the right to call special meetings of stockholders;

•	limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder (see “Restrictions on Transfer of Securities” above);

•	limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our voting stock (see “—Limitations on Transactions Involving Us and Our Stockholders” below); and

•

a provision permitting amendment by the stockholders of certain of the provisions listed above only by an affirmative vote of the holders of at least 75% of all of the outstanding shares of our voting stock, voting together as a single class.

Limitations on Transactions Involving Us and Our Stockholders

Under our by-laws, in addition to any vote otherwise required by law, our certificate of incorporation or our by-laws, the following transactions will require the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	Our merger or consolidation with or into:

•	any stockholder that owns 5% or more of our voting stock; or

•	any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of a stockholder that owns 5% or more of our voting stock.

•

Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of substantially all of our assets, in one transaction or a series of transactions, to or with any stockholder that owns 5% or more of our voting stock or an affiliate of any such stockholder.

•

Any reclassification of our securities, including any reverse stock split, or recapitalization or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity securities that is directly or indirectly owned by any stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder, whether or not the transaction involves such a stockholder.

•	The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder.

These provisions will not apply to any of the transactions described above if:

•

we are at the time of the consummation of the transaction, and at all times throughout the preceding twelve months have been, directly or indirectly, the owner of a majority of each class of the outstanding equity securities of the 5% stockholder that is a party to the transaction;

•	the transaction has been approved by a majority of the members of our board of directors who, at the time such approval is given, were not affiliates or nominees of the 5% stockholder; or

•	both of the following conditions have been met:

•

the aggregate amount of the cash and the fair market value, as determined in good faith by our board of directors, of the consideration other than cash to be received per share by holders of our voting stock in such transaction shall be at least equal to the highest per-share price paid by the 5% stockholder for any shares of voting stock acquired by it:

•	within the two-year period immediately prior to the first public announcement of the proposal of the transaction, or

•	in the transaction in which it became a 5% stockholder, whichever is higher; and

•

the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the 5% stockholder previously paid for shares of such voting stock. If the 5% stockholder paid for shares of any class of voting stock with varying forms of consideration, the form of consideration to be paid by the 5% stockholder for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by the stockholder.

The foregoing summary of certain provisions of our certificate of incorporation and by-laws does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to and qualified in its entirety by reference to the provisions of applicable law and our certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement and any related free writing prospectus will (1) describe the plan of distribution of the securities, (2) describe the terms of the offering and (3) name any managing underwriter or underwriters, underwriter, dealer or agent involved in the offer and sale of the securities.

We also may, from time to time, authorize underwriters and our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts, commissions or fees and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

•	any underwriting compensation we pay to underwriters or agents in connection with the offering of securities; and

•	any discounts, concessions or commissions allowed by underwriters to participating dealers.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts, commissions and fees received by them and any profit realized by them on resale of the securities may be deemed to be underwriting compensation, discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to make contribution to them in connection with those liabilities.

If indicated in the applicable prospectus supplement, we may also offer and sell securities through one or more firms that will remarket the securities. These firms may act as principals for their own account or as our agents. These firms may be deemed to be underwriters in connection with the securities being remarketed. We may agree to indemnify these firms against liabilities, including liabilities under the Securities Act.

Upon the terms and conditions of the applicable prospectus supplement, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the securities made by the underwriters in the open market prior to the completion of the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters, agents or dealers to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

•

the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

•	if the securities are also being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot give any assurance as to the liquidity of any trading market for any of the securities.

Underwriters and agents will have no responsibility in respect of the delivery or performance of contracts.

Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

•	whether common stock, preferred stock or some other type of capital stock, or warrants for those securities, will be offered under the stockholder purchase rights;

•	the number of those securities or warrants that will be offered under the stockholder purchase rights;

•	the period during which and the price at which the stockholder purchase rights will be exercisable;

•	the number of stockholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights; and

•	any other material terms of the stockholder purchase rights.

Underwriters and our agents may offer and sell the securities at:

•	fixed prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees or other successors in interest of any of the named selling security holders (including, but not limited, to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market-maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five-business-days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, dealer or agent; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, dealers or agents with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

VALIDITY OF SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of any securities issued under this prospectus. Any underwriters or agents will be represented by their own legal counsel. Unless otherwise specified in the applicable prospectus supplement, Sidley Austin LLP, New York, New York, will act as counsel to the underwriters, agents or dealers participating in an offering of securities hereunder.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

C$

Welltower OP LLC

C$     % Notes due 20

C$     % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC Capital Markets	Scotiabank	TD Securities	BMO Capital Markets

July  , 2026